TriSalus Life Sciences Reports Second Quarter 2026 Results
Generated second quarter revenue of $11.4 million and expanded commercial organization to support future growth and broader market penetration
Maintains 2026 revenue guidance of $54 million to $57 million
Hosting Conference Call and Webcast today at 4:30pm ET
DENVER – August 6, 2026 - TriSalus Life Sciences, Inc. (Nasdaq: TLSI) (the “Company”), an oncology company integrating novel delivery technology with standard of care therapies, and its investigational immunotherapeutic to transform treatment for patients with solid tumors, today announced financial results for the quarter ended June 30, 2026, and provided an operational update.
“We delivered a second quarter marked by year-over-year and strong sequential growth. We continued strengthening our foundation to drive future expansion and adoption of the TriNav platform, and generated clinical evidence that demonstrates and validates the value of our technology,” said Mary Szela, President and Chief Executive Officer of TriSalus. "We also wanted to acknowledge the Centers for Medicare and Medicaid Services ("CMS") on the recent establishment of a G-code that extends reimbursement for vascular embolization procedures with the use of a pressure-generating catheter into the physician office-based lab site of service. We look forward to maintaining an active dialogue with CMS as their team finalizes the reimbursement rate in the coming months.
We anticipate seeing further growth in the back half of the year and beyond as our sales team continues to ramp their efforts. We believe the long term growth opportunity for our PEDD platform remains substantial, and see an exciting pathway ahead.”
Highlights for Second Quarter 2026 and Recent Weeks
•Hosted virtual KOL event featuring a discussion around the new real-world evidence for PEDD in liver cancer.
•Submitted for publication data from the PEDIR study, a multi-center, randomized trial conducted at Massachusetts General Hospital evaluating tumor-to-normal ration in hepatocellular carcinoma and hypovascular tumors.
Financial Results for Q2 2026
•Revenue from the sale of the TriNav system was $11.4 million for the three months ended June 30, 2026, which was relatively consistent with the prior comparative period with an increase of 1.7% compared to the same period in 2025.
•Gross margins were 86.8% for the three months ended June 30, 2026, compared to 83.9% for the same period in 2025. The year-over-year increase in gross margin was primarily due to a reduction in cost per TriNav unit.
•Operating losses were $9.8 million for the three months ended June 30, 2026, compared to losses of $7.3 million for the same period in 2025. The increase in operating losses was primarily driven by higher sales and marketing expenses related to our investment in marketing and our sales organization expansion, partially offset by improved gross margins, lower research and development and lower general and administrative expenses.
•Net loss available to common stockholders was $9.2 million for three months ended June 30, 2026, compared to a net loss of $9.0 million for the same period in 2025. The current period includes $1.6 million of non-cash net gains related to changes in the fair value of various derivatives for the three months ended June 30, 2026, compared to net gains of $0.4 million for the same period in 2025. The basic and diluted loss per share for three months ended June 30, 2026 was $0.16, compared to $0.27 for the same period in 2025.
•The non-GAAP measure of adjusted EBITDA is shown in the table below as the Company believes it is an important measure of performance. Adjusted EBITDA losses were $7.1 million for the three months ended June 30, 2026, compared to losses of $5.3 million for the same period in 2025. The increase in adjusted EBITDA losses were primarily driven by increased sales and marketing expenses, partially offset by improved gross margins, lower research and development and lower general and administrative expenses.
•On June 30, 2026, cash and cash equivalents totaled $46.3 million. The Company raised $46.0 million in gross proceeds in the first quarter from an equity offering. The Company believes that these proceeds provide sufficient cash runway to fully fund commercial expansion and pipeline development.

2026 Financial Guidance
The Company is maintaining its full-year 2026 revenue guidance of $54 million to $57 million, consistent with the range set in the first quarter and representing growth of 19% to 26% compared to full year 2025.
Conference Call & Webcast
The Company will host a conference call and webcast today at 4:30 PM eastern time to discuss its financial results for the quarter ended June 30, 2026. Parties interested in participating by phone should register using the online form on our investor relations website. After registering for the webcast, dial-in details will be provided in an auto-generated e-mail containing a link to the conference phone number along with a personal pin. The event will also be webcast live on the investor relations section of TriSalus’ website. A replay will also be available on the website following the event.
About TriSalus Life Sciences
TriSalus Life Sciences® is an oncology focused medical technology company seeking to transform outcomes for patients with solid tumors by integrating its innovative delivery technology with standard-of-care therapies, and with its investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications. The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s three FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD) approach to deliver a range of therapeutics: the TriNav® Infusion System and TriNav Infusion System LV for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. The PEDD technology is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via the PEDD technology may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by the PEDD technology are commonly present as well. The Company is in the final stages of data completion for a number of phase 1 clinical trials and will begin exploring partnership opportunities for development.

Forward Looking Statements
Statements made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, made in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav® system and nelitolimod investigational immunotherapy, and the Company’s ability to execute on its strategy. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with regulatory approval of the Company's product candidates, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, the risk that the Company will not become profitable on its expected timeline, if at all, the risk that the reported financial results will differ from the estimates provided in this press release, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors.” All forward‐looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

TriSalus Life Sciences, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$11,407	$11,213	$20,306	$20,380
Cost of goods sold	1,508	1,802	2,738	3,297
Gross profit	9,899	9,411	17,568	17,083
Operating expenses:
Research and development (1)	3,137	3,670	6,353	6,691
Sales and marketing	11,416	7,163	18,829	13,897
General and administrative (1)	5,159	5,910	10,610	11,156
Loss from operations	(9,813)	(7,332)	(18,224)	(14,661)
Other income (expense)
Interest income	457	134	621	208
Interest expense	(1,490)	(1,423)	(2,926)	(2,632)
Change in fair value of SEPA, warrant and revenue base redemption liabilities	2,569	(330)	6,469	(1,165)
Change in fair value of contingent earnout liability	(996)	700	6,406	(120)
Other income (expense), net	90	(40)	14	(291)
Loss before income taxes	(9,183)	(8,291)	(7,640)	(18,661)
Income tax benefit (expense)	(4)	3	(8)	(2)
Net loss	$(9,187)	$(8,288)	$(7,648)	$(18,663)
Undeclared dividends on Series A Preferred Stock	—	(714)	—	(1,426)
Net loss attributable to common stockholders	$(9,187)	$(9,002)	$(7,648)	$(20,089)

Basic loss per share	$(0.16)	$(0.27)	$(0.14)	$(0.65)
Diluted loss per share	$(0.16)	$(0.27)	$(0.14)	$(0.65)
Weighted average common shares outstanding, basic	58,296,711	32,899,297	54,936,862	30,713,375
Weighted average common shares outstanding, diluted	58,296,711	32,899,297	54,936,862	30,713,375
(1)Amounts presented in the three and six months ended June 30, 2025 have been revised to align expense classification for the 2025 fiscal year period.

TriSalus Life Sciences, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$46,288	$20,439
Accounts receivable (net of allowance of $98 and $24, respectively)	6,459	6,558
Inventory, net	4,205	3,077
Prepaid expenses	2,792	2,170
Total current assets	59,744	32,244
Property and equipment, net	1,837	1,808
Right-of-use assets	798	861
Other assets	69	418
Total assets	$62,448	$35,331
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Trade payables	$3,763	$3,002
Accrued liabilities	7,107	8,096
Short-term lease liabilities	244	167
Other current liabilities	58	234
Total current liabilities	11,172	11,499
Long-term debt	33,065	33,046
Revenue base redemption liability	489	383
Long-term lease liabilities	1,117	1,228
Contingent earnout liability	3,738	10,144
Warrant liabilities	6,317	12,892
Total liabilities	55,898	69,192
Commitments and contingencies
Stockholders’ equity (deficit)
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.0001 par value, 400,000,000 shares authorized at June 30, 2026 and December 31, 2025, respectively; 61,469,572 shares and 49,997,836 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	5	4
Additional paid-in capital	344,776	296,718
Accumulated deficit	(338,231)	(330,583)
Total stockholders’ equity (deficit)	6,550	(33,861)
Total liabilities and stockholders’ equity (deficit)	$62,448	$35,331

TriSalus Life Sciences, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities
Net loss	$(7,648)	$(18,663)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	271	337
Non-cash lease expense	62	210
Change in fair value of SEPA, warrant and revenue base redemption liabilities	(6,469)	1,165
Change in fair value of contingent earnout liability	(6,406)	120
Paid-in-kind interest	—	584
Stock-based compensation expense	5,088	3,512
Allowance for credit losses	74	96
Loss on disposal of property and equipment	1	117
Amortization of debt issuance costs	632	492
Changes in operating assets and liabilities
Accounts receivable	24	(540)
Inventory, net	(1,128)	241
Prepaid expenses and other assets	(622)	777
Operating lease liabilities	(62)	(81)
Trade payables and accrued liabilities	(426)	(186)
Net cash used in operating activities	(16,609)	(11,819)
Cash flows from investing activities
Purchases of property and equipment	(223)	(661)
Proceeds from disposal of property and equipment	—	40
Net cash used in investing activities	(223)	(621)
Cash flows from financing activities
Proceeds from the issuance of common stock, net of issuance costs	42,625	20,451
Proceeds from the exercise of stock options for common stock	49	335
Proceeds from the issuance of common stock through employee stock purchase plan	270	211
Debt issuance costs	(613)	(520)
Proceeds from the issuance of debt	—	10,000
Payments on finance lease liabilities	(27)	(72)
Short-swing profit settlement	27	—
Net cash provided by financing activities	42,331	30,405
Increase in cash, cash equivalents and restricted cash	25,499	17,965
Cash, cash equivalents and restricted cash, beginning of period	20,789	8,875
Cash, cash equivalents and restricted cash, end of period	$46,288	$26,840
Supplemental disclosures of cash flow information
Cash paid for interest	2,294	1,557
Cash paid for income taxes	—	16
Supplemental disclosure of non-cash items
Right-of-use assets obtained in exchange for new finance lease liabilities	57	—
Non-cash capital expenditures included in trade payables	20	20
Fixed assets purchased through exchange of finance lease right-of-use asset	—	85
Derecognition of finance lease right-of-use asset	—	(85)
Fair value of warrants issued with OrbiMed debt	—	366

Non-GAAP Financial Measure
To supplement the financial results presented in accordance with GAAP, TriSalus has also included in this press release non-GAAP adjusted EBITDA, which excludes from net loss, income tax expense, interest expense, interest income, change in fair value of SEPA, warrant and revenue-base redemption liabilities, change in fair value of contingent earn out liability, stock-based compensation expense and depreciation. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than similar non-GAAP financial information disclosed by other companies. TriSalus encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information and the reconciliation between these presentations set forth below, to more fully understand TriSalus’ business.
TriSalus believes that the presentation of these non-GAAP financial measures provides useful supplemental information to, and facilitates additional analysis by, investors. In particular, TriSalus believes that these non-GAAP financial measures, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare TriSalus’ results from period to period, and to identify operating trends in TriSalus’ business.

Supplemental Schedule of Non-GAAP Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net loss	$(9,187)	$(8,288)	$(7,648)	$(18,663)
Interest expense	1,490	1,423	2,926	2,632
Interest income	(457)	(134)	(621)	(208)
Income tax (benefit) expense	4	(3)	8	2
Depreciation	136	165	271	337
EBITDA	$(8,014)	$(6,837)	$(5,064)	$(15,900)

Change in fair value of SEPA, warrant and revenue base redemption liabilities	(2,569)	330	(6,469)	1,165
Change in fair value of contingent earnout liability	996	(700)	(6,406)	120
Other (income) expense, net	(90)	40	(14)	291
Stock-based compensation expense	2,616	1,892	5,088	3,512
Adjusted EBITDA	$(7,061)	$(5,275)	$(12,865)	$(10,812)

Contacts
For Media Inquiries:
Andrea Marasso
Vice President, Marketing
andrea.marasso@trisaluslifesci.com

For Investor Inquiries:
David Patience
Chief Financial Officer
investor.relations@trisaluslifesci.com